EXHIBIT 99.1


FOR IMMEDIATE RELEASE:                 CONTACT:          Dwayne Powell, CEO
                                                                870-802-1700

            POCAHONTAS BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Jonesboro, Arkansas, July 19, 2006-- Pocahontas Bancorp, Inc. (NASDAQ-NMS: PFSL) announced earnings for the third quarter of the fiscal year ending September 30, 2006.

Net income was $638,713 for the quarter ended June 30, 2006, compared to net income of $838,076 for the quarter ended June 30, 2005. Basic and diluted earnings per share were $0.14 for the quarter ended June 30, 2006 compared to basic earnings per share of $0.19 and diluted earnings per share of $0.18 for the same period last year.

Net interest income before provision for loan loss for the quarter ended June 30, 2006 was $3.61 million compared to $4.20 million for the quarter ended June 30, 2005, a decrease of $0.59 million. The decrease was primarily due to a 39 basis point decrease in the net interest rate spread to 2.20% for the quarter ended June 30, 2006 compared to 2.59% for the quarter ended June 30, 2005. Net interest margin was 2.15% for the quarter ended June 30, 2006 compared to 2.53% for the quarter ended June 30, 2005.

There was no provision for loan losses for the quarter ended June 30, 2006 or the quarter ended June 30, 2005. Management periodically reviews the credit quality of the loan portfolio in order to establish a sufficient allowance for losses on loans. The provision for loan loss for the quarters ended June 30, 2006 and 2005 reflected management's estimate of the amount of allowance for loan losses required based on management's current judgments about the credit quality of individual loans and segments of the loan portfolio; changing economic and other conditions may require future adjustments to the allowance for loan losses.

Non-interest income decreased $0.58 million to $1.15 million for the quarter ended June 30, 2006 compared to the quarter ended June 30, 2005. The decrease in non-interest income was primarily due to having no gain on sale of securities during the quarter ended June 30, 2006 compared to a $0.56 million gain for the quarter ended June 30, 2005.

Total operating expenses were $4.16 million for the quarter ended June 30, 2006, compared to $4.65 million for the quarter ended June 30, 2005. The decrease in total operating expense was primarily due to decreases in compensation, REO and other repossessed assets and in advertising and donations expenses.

Net income was $2.13 million for the nine months ended June 30, 2006, compared to net income of $2.39 million for the nine months ended June 30, 2005. Basic and diluted earnings per share were $0.47 for the nine months ended June 30, 2006 compared to basic earnings per share of $0.53 and diluted earnings per share of $0.52 for the same period last year.

Net interest income before provision for loan loss for the nine months ended June 30, 2006 was $11.46 million compared to $12.72 million for the nine months ended June 30, 2005, a decrease of $1.26 million. The decrease was primarily due to a 38 basis point decrease in the net interest rate spread to 2.31% for the nine months ended June 30, 2006 compared to 2.69% for the nine months ended June 30, 2005. Net interest margin was 2.26% for the nine months ended June 30, 2006 compared to 2.59% for the nine months ended June 30, 2005.

There was a $0.31 million provision for loan losses for the nine months ended June 30, 2006 compared to a $0.13 million provision for loan losses for the nine months ended June 30, 2005.

Non-interest income decreased $0.14 million to $3.96 million for the nine months ended June 30, 2006 from $4.10 million for the nine months ended June 30, 2005. The decrease in non-interest income was primarily due to a $0.29 million decrease in gain on the sale of securities and a $0.15 million decrease in gain on the sale of loans during the nine months ended June 30, 2006 compared to the nine months ended June 30, 2005, which was partially offset by a $0.16 million gain on the sale of loan servicing during the nine months ended June 30, 2006, compared to no gain on loan servicing during the same period last year.

Total operating expenses were $12.86 million for the nine months ended June 30, 2006, compared to $13.08 million for the nine months ended June 30, 2005. The $0.22 million decrease in total operating expense was primarily due to the decreases in compensation and benefits, and in advertising and donations expenses, which were partially offset by an increase in occupancy and equipment.

Total assets decreased 1.1% to $732.94 million at June 30, 2006 from $741.26 million at September 30, 2005. The decrease was primarily the result of a $7.24 million decrease in cash. The yield on average interest earning assets at June 30, 2006 was 5.73% compared to 5.44% at September 30, 2005.

Investment balances increased $3.85 million during the nine-month period ended June 30, 2006 due to investment purchases of $34.44 million, which were partially offset by $28.57 million in principal payments, calls and maturities and $2.90 million in investment sales.

Total net loans receivable were $429.22 million at June 30, 2006 compared to $429.60 million at September 30, 2005. During the nine-month period ended June 30, 2006, proceeds from the sale of mortgage loans held for sale were $38.32 million, compared to $37.82 million during the nine-month period ended June 30, 2005. Total nonperforming loans decreased 44.9% to $2.17 million at June 30, 2006 from $3.94 million at September 30, 2005.

Total deposits increased $20.71 million or 4.0% to $534.75 million at June 30, 2006 compared to $514.04 million at September 30, 2005. The increase was mainly due to the Company refocusing its efforts on attracting certificate accounts by offering more competitive interest rates and terms on those accounts. Total Federal Home Loan Bank advances decreased $23.57 million or 15.9% to $125.08 million at June 30, 2006 compared to $148.65 million at September 30, 2005.

Accrued expenses and other liabilities decreased $4.22 million at June 30, 2006 to $2.85 million from $7.07 million at September 30, 2005. The decrease in accrued expenses and other liabilities was primarily due to a $2.4 million liability for investment securities that were committed prior to September 30, 2005 but had a settlement date after the fiscal year end.

Stockholders' equity decreased $0.90 million at June 30, 2006 to $51.47 million from $52.37 million at September 30, 2005. The decrease in stockholders' equity at June 30, 2006 compared to September 30, 2005, was primarily due to the payment of cash dividends and to the change in accumulated other comprehensive loss on securities, which were partially offset by net income for the nine-month period ended June 30, 2006. Accumulated other comprehensive loss on securities increased $1.84 million to $4.36 million at June 30, 2006 compared to $2.52 million at September 30, 2005. The decrease in market value was due primarily to changes in market interest rates and is considered a temporary impairment.

Pocahontas Bancorp, Inc. is a unitary thrift holding company that owns First Community Bank, a federally chartered savings and loan. First Community Bank conducts business from 21 offices located primarily in Northeast Arkansas and Tulsa County, Oklahoma. Pocahontas Bancorp's common stock is traded on the NASDAQ Global Market under the symbol "PFSL."

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

POCAHONTAS BANCORP, INC.


CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
------------------------------------------------------------------------------

                                                                                     June 30,       September 30,
                                                                                       2006             2005
                                                                                   (Unaudited)
ASSETS
   Cash and due from banks                                                        $  16,172,216    $  23,411,451
   Cash surrender value of life insurance                                             8,342,739        8,019,097
   Securities held-to-maturity, at cost                                             136,423,194      129,952,373
   Securities available-for-sale, at fair value                                      96,841,074       99,460,045
   Trading securities, at fair value                                                         --        3,126,044
   Loans receivable, net                                                            425,681,760      426,538,047
   Loans receivable, held for sale                                                    3,536,780        3,057,985
   Accrued interest receivable                                                        4,701,138        4,487,837
   Premises and equipment, net                                                       16,137,635       16,716,912
   Federal Home Loan Bank stock, at cost                                              7,154,200        7,962,000
   Goodwill                                                                           8,847,572        8,847,572
   Core deposit premiums, net                                                         4,593,416        5,323,319
   Other assets                                                                       4,511,923        4,360,885
                                                                                  -------------    -------------
TOTAL ASSETS                                                                      $ 732,943,647    $ 741,263,567
                                                                                  =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
   Deposits                                                                       $ 534,754,881    $ 514,043,734
   Federal Home Loan Bank advances                                                  125,076,586      148,645,397
   Deferred compensation                                                              1,817,911        2,176,859
   Accrued expenses and other liabilities                                             2,849,582        7,066,640
   Trust preferred securities                                                        16,978,258       16,962,683
                                                                                  -------------    -------------
       Total liabilities                                                            681,477,218      688,895,313
                                                                                  -------------    -------------

STOCKHOLDERS' EQUITY:
   Common stock, $0.01 par value, 8,000,000 shares authorized; 7,602,492 shares issued and 4,641,717 shares outstanding at June 30,
2006 and September 30, 2005                                                              76,024           76,024
   Additional paid-in capital                                                        57,275,390       57,275,390
   Unearned ESOP shares                                                              (2,152,968)      (2,076,856)
   Accumulated other comprehensive loss, net                                         (4,354,961)      (2,517,282)
   Retained earnings                                                                 25,025,488       24,013,522
                                                                                  -------------    -------------
                                                                                     75,868,973       76,770,798
   Treasury stock at cost, 2,960,775 shares, at
   June 30, 2006 and September 30, 2005                                             (24,402,544)     (24,402,544)
                                                                                  -------------    -------------
       Total stockholders' equity                                                    51,466,429       52,368,254
                                                                                  -------------    -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 732,943,647    $ 741,263,567
                                                                                  =============    =============

       POCAHONTAS BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
  COMPREHENSIVE INCOME (UNAUDITED)[GRAPHIC OMITTED][OBJECT OMITTED]
------------------------------------------------------------------------------



                                                Three Months Ended          Nine Months Ended
                                                    June 30,                     June 30,
                                              2006           2005           2006          2005
INTEREST INCOME:
  Loans receivable                        $ 7,208,684    $ 5,876,659    $21,093,650   $17,191,584
  Investment securities                     2,607,873      3,181,993      7,944,276     9,369,404
                                          -----------    -----------    -----------   -----------

            Total interest income           9,816,557      9,058,652     29,037,926    26,560,988

INTEREST EXPENSE:
  Deposits                                  4,442,662      3,122,294     12,277,310     8,852,830
  Borrowed funds                            1,353,128      1,376,226      4,119,373     3,930,244
  Trust preferred securities                  408,297        363,597      1,185,020     1,056,870
                                          -----------    -----------    -----------   -----------

            Total interest expense          6,204,087      4,862,117     17,581,703    13,839,944

NET INTEREST INCOME                         3,612,470      4,196,535     11,456,223    12,721,044

PROVISION FOR LOAN LOSSES                        --             --          310,000       125,000
                                          -----------    -----------    -----------   -----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                 3,612,470      4,196,535     11,146,223    12,596,044

NON-INTEREST INCOME:
  Dividends                                    93,442         89,986        290,580       217,447
  Fees and service charges                    794,107        808,673      2,374,334     2,372,253
  Gain on sale of loans                       213,927        258,390        583,804       733,428
  Gain/(loss) on sale of loan servicing       (34,908)          --          159,148          --
  Gain on sale of securities, net               3,982        564,290        269,941       564,290
  Trading gain/(loss), net                       --          (16,227)           337         7,492
  Other                                        79,319         29,001        278,702       208,692
                                          -----------    -----------    -----------   -----------

            Total non-interest income .     1,149,869      1,734,113      3,956,846     4,103,602
                                          -----------    -----------    -----------   -----------

ON-INTEREST EXPENSE
  Compensation and benefits                 2,329,291      2,508,409      7,151,644     7,269,121
  Occupancy and equipment                     724,239        645,067      2,223,130     2,079,739
  Insurance premiums                          102,965         95,559        301,361       271,899
  Professional fees                           286,281        251,862        870,658       789,116
  Data processing                             194,856        167,173        561,980       478,796
  Advertising and donations                   139,147        312,342        429,435       732,870
  Office supplies                              73,042        140,996        228,612       258,925
  REO and other repossessed assets              4,307        132,981         85,410       172,494
  Other                                       307,067        398,483      1,005,814     1,025,174
                                          -----------    -----------    -----------   -----------

            Total non-interest expense      4,161,195      4,652,872     12,858,044    13,078,134
                                          -----------    -----------    -----------   -----------

INCOME  BEFORE INCOME TAXES                   601,144      1,277,776      2,245,025     3,621,512

INCOME TAXES                                  (37,569)       439,700        119,048     1,236,200
                                          -----------    -----------    -----------   -----------

NET INCOME                                $   638,713    $   838,076    $ 2,125,977   $ 2,385,312
                                          ===========    ===========    ===========   ===========

EARNINGS PER SHARE:
  Basic earnings per share                $      0.14    $      0.19    $      0.47   $      0.53
                                          ===========    ===========    ===========   ===========

  Diluted earnings per share              $      0.14    $      0.18    $      0.47   $      0.52
                                          ===========    ===========    ===========   ===========